UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 24, 2021

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
Delaware	(Urban Edge Properties LP)	333-212951-01	(Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange
Urban Edge Properties LP

Title of class of registered securities	Trading symbol	Name of exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Urban Edge Properties  ☐                  Urban Edge Properties LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
        Urban Edge Properties ☐                   Urban Edge Properties LP ☐

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2021, the Board of Trustees (the “Board”) of Urban Edge Properties (the “Company”) increased the number of trustees comprising the Board from eight to nine and appointed Susan Givens as a trustee effective July 1, 2021, to serve until the Company’s 2022 annual meeting of shareholders.

Ms. Givens has nearly 20 years of private equity, capital markets, M&A, general management and finance experience. She currently serves as Chief Executive Officer and President of New Senior Investment Group Inc. (NYSE: SNR), positions she has held since October 2014. Prior to that, Ms. Givens was a Managing Director in the Private Equity group at Fortress Investment Group, where she spent more than 13 years. While at Fortress she also served as the Chief Financial Officer and Treasurer of New Residential Investment Corp. (NYSE: NRZ), and was responsible for various real estate, healthcare, financial services, infrastructure and leisure investments during her tenure. In addition, Ms. Givens was also responsible for overseeing equity capital markets transactions in Fortress’ Private Equity group. Prior to joining Fortress, she held various private equity and investment banking roles at Seaport Capital and Deutsche Bank in New York and London. Ms. Givens is a member of the 2021 Executive Board of the National Association of Real Estate Investment Trusts (Nareit). She is also a member of The Real Estate Roundtable.

The Company and Ms. Givens entered into an indemnification agreement in substantially the same form as the indemnification agreements that the Company has entered into with each of its existing trustees. The indemnification agreement requires, among other matters, that the Company indemnify and advance expenses to Ms. Givens to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Ms. Givens by reason of her service as a member of the Board.

In connection with her appointment as a trustee, Ms. Givens will receive (i) a grant of restricted common shares, or deferred share units or restricted LTIP units in Urban Edge Properties LP, the Company's operating partnership (“UELP”), at her election, with a grant date fair value of approximately $100,000, that will be vested upon grant and (ii) a grant of restricted common shares, or deferred share units or restricted LTIP units in UELP, at Ms. Givens' election, with a grant date fair value equal to a prorated portion of the $100,000 annual grants that the Company makes to its trustees, based on the number of days remaining until the anniversary of the Company's 2021 annual meeting of shareholders, that will vest on the day prior the anniversary of the Company's 2021 annual meeting of shareholders.

Item 7.01 Regulation FD Disclosure.

On June 29, 2021, the Company issued a press release announcing the appointment of Ms. Givens to the Board, a copy of which is furnished herewith as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 29, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: June 29, 2021	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: June 29, 2021	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel